MESABA HOLDINGS, INC.
                          7501 26th Avenue South
                      Minneapolis, Minnesota  55450



                              July 24, 2000



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Mesaba Holdings, Inc., to be held at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota, on Monday, August 21, 2000, at 10:00 a.m.

     At the meeting you will be asked to vote for the election of three Class Three directors, one Class Two director and one Class One director, to approve our 2000 Stock Incentive Plan, and to ratify the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 2001.

     I encourage you to vote FOR each of the nominees for director, FOR approval of our 2000 Stock Incentive Plan and FOR ratification of the appointment of Arthur Andersen LLP. Whether or not you are able to attend the meeting in person, I also urge you to sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters properly brought before the meeting.


                                   Sincerely,



                                   Paul F. Foley
                                   Chief Executive Officer

                        MESABA HOLDINGS, INC.

      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - AUGUST 21, 2000

                         ____________________


     The Annual Meeting of Shareholders of Mesaba Holdings, Inc. (the "Company") will be held at 10:00 a.m. on Monday, August 21, 2000 at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota, for the following purposes:

     1. To elect three Class Three directors, each for a term of three years, one Class Two director for a term of one year and one Class One director for a term of two years.

     2. To consider and vote upon approval of the Company's 2000 Stock Incentive Plan.

     3. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 2001.

     4. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on June 30, 2000 are entitled to notice of and to vote at the meeting.

     Whether or not you expect to attend the meeting in person, please complete, date, and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and if you attend the meeting in person, your executed proxy will be returned to you upon request.

                         By Order of the Board of Directors


                         John S. Fredericksen
                         Secretary

Dated:  July 24, 2000


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEAR(S) THEREON AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                        MESABA HOLDINGS, INC.
                        7501 26th Avenue South
                    Minneapolis, Minnesota  55450
                            _____________

                           PROXY STATEMENT
                                 FOR
                    ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD
                           AUGUST 21, 2000
                     ____________________________


                             INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mesaba Holdings, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota on Monday, August 21, 2000 at 10:00 a.m., and at any adjournment thereof.

     All shares represented by properly executed proxies received in time will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications.
Shares represented by properly executed proxies on which no specification has been made will be voted FOR the election of the nominees for director named herein, FOR approval of the Company's 2000 Stock Incentive Plan and FOR ratification of the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the year ending March 31, 2001, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but not for purposes of calculating the vote with respect to such matter.

     Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company; by executing a later-dated proxy; or by attending the meeting and giving oral notice to the Secretary of the Company.

     The Board of Directors of the Company has fixed the close of business on June 30, 2000 as the record date for determining the holders of Common Stock entitled to vote at the meeting. On that date, there were 20,268,641 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote at the meeting. The Notice of Annual Meeting, this proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about July 24, 2000.

                        ELECTION OF DIRECTORS

NOMINATION AND CLASSIFICATION

     The Company's Board of Directors is divided into three separate classes. The terms of the Class Three directors expire at the meeting and the Company's Board of Directors has nominated Richard H. Anderson, Robert
C. Pohlad and Paul F. Foley to serve as Class Three directors. Each Class Three director will be elected to serve until the annual meeting of shareholders to be held in 2003 and until a successor is elected and qualified. The Board of Directors has nominated Pierson M. Grieve to serve as a Class One director. Mr. Grieve was appointed as a director of the Company in October 1999 to fill the vacancy created by the resignation of John S. Kern, a Class One director. Mr. Grieve will be elected to serve until the annual meeting of shareholders to be held in 2001 and until a successor is elected and qualified. The Board of Directors has nominated Douglas M. Steenland to serve as a Class Two director. Mr. Steenland was appointed as a director of the Company in October 1999 to fill the vacancy created by the resignation of Richard B. Hirst, a Class Two director. Mr. Steenland will be elected to serve until the annual meeting of shareholders to be held in 2002 and until a successor is elected and qualified. The terms of the Class One and Class Two directors expire in 2001 and 2002, respectively. Each of the Company's directors also serves as a director of the Company's wholly owned subsidiary, Mesaba Aviation, Inc. ("Mesaba Aviation"). All nominees have agreed to stand for election at the meeting.

     Three of the nominees, Richard H. Anderson, Pierson M. Grieve and Douglas M. Steenland, have been nominated pursuant to a provision of the Regional Jet Services Agreement between the Company, Mesaba Aviation and Northwest Airlines, Inc. The agreement requires the Company to nominate and recommend for election a sufficient number of directors designated by Northwest so that if such directors were elected, there would be three directors designated by Northwest serving on the Board of Directors of the Company and of Mesaba Aviation. See "Certain Transactions" for additional information regarding the agreement.

     All proxies will be voted in favor of the three nominees, unless a contrary choice is specified on the proxy. If, prior to the annual meeting, the Board of Directors learns that any nominee will be unable to serve by reason of death, incapacity, or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, selected by the Board. The election of each nominee for director requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting.

INFORMATION ABOUT NOMINEES

     The names of the nominees, their principal occupations, and certain other information regarding the nominees set forth below is based upon information furnished to the Company by the respective nominees.

     RICHARD H. ANDERSON, age 45, a Class Three director, was appointed as a director of the Company in August 1999, to fill a vacancy created by the resignation of Christopher E. Clouser in August 1999. Mr. Anderson is the Executive Vice President and Chief Operating Officer of Northwest Airlines Corporation where he has served in various capacities for over five years.

     PAUL F. FOLEY, age 47, a Class Three director, was appointed as a director of the Company in October 1999, to fill a vacancy created by the resignation of Bryan K. Bedford in June 1999. Mr. Foley has been the President and Chief Executive Officer of the Company since October 1999. He was Vice President Operations Support of Atlas Air from December 1996 to September 1999, and Group Vice President - North America of Lufthansa Service Group from January 1992 to December 1996.

     PIERSON M. GRIEVE, age 72, a Class One director, was appointed as a director of the Company in October 1999, to fill a vacancy created by the resignation of John S. Kern in October 1999. Mr. Grieve has been a member of Palladium Equity Partners, LLC, a New York private investment firm, since November 1998. He was Chairman of the Metropolitan Airports Commission - State of Minnesota from April 1995 to April 1999. He is currently a director of the St. Paul Companies and NRG, Inc.

     ROBERT C. POHLAD, age 46, a Class Three director, was elected a director of the Company in September 1995. Mr. Pohlad has been President of Pohlad Companies since 1987. He has been Chairman, Chief Executive Officer and a director of PepsiAmericas, Inc., (formerly Pepsi-Cola Puerto Rico Bottling Company) since July 1998 and Chief Executive Officer and a director of Delta Beverage Group, Inc. since 1988, a subsidiary of PepsiAmericas, Inc., since 1988. Mr. Pohlad is the son of Carl R.
Pohlad, a director of the Company.

     DOUGLAS M. STEENLAND, age 48, a Class Two director, was appointed as a director of the Company in October 1999, to fill a vacancy created by the resignation of Richard B. Hirst in October 1999. Mr. Steenland is an Executive Vice President of Northwest Airlines Corporation, where he has served in various capacities since July 1991.

INFORMATION ABOUT CONTINUING DIRECTORS

     The following information regarding the directors of the Company whose terms do not expire at the meeting is based upon information furnished to the Company by the respective directors.

     DONALD E. BENSON, age 70, a Class Two director, was elected a director of the Company in June 1995. Mr. Benson has been Executive Vice President and a director of Marquette Bancshares, Inc. since January 1993 and with predecessor organizations since 1968. Mr. Benson is also a director of National Mercantile Bancorp, Mass Mutual Corporate Investors, Mass Mutual Participation Investors, Delta Beverage Group, Inc., and a director and Vice President of CRP Sports, Inc., the managing general partner of the Minnesota Twins baseball club.

     CARl R. POHLAD, age 84, a Class Two director, was elected a director of the Company in February 1995. Mr. Pohlad has been President and a director of Marquette Bancshares, Inc. since 1993. Prior to 1993, Mr. Pohlad was President and Chief Executive Officer of Marquette Bank Minneapolis and Bank Shares Incorporated. Mr. Pohlad is also an owner, director and the President of CRP Sports, Inc., the managing general partner of the Minnesota Twins baseball club, and is a director of Genmar Holdings, Inc.

      RAYMOND W. ZEHR, Jr., age 53, a Class One director, was elected a director of the Company in June 1995. Mr. Zehr has been Vice President of Pohlad Companies since 1987, and in various other capacities in Pohlad Companies since 1971. He is also Chief Investment Manager of CRP
Holdings, LLC, and Vice President of CRP Sports, Inc., the managing general partner of the Minnesota Twins baseball club. Mr. Zehr is currently a director of PepsiAmericas, Inc.

COMMITTEES

        The Board of Directors has established Executive, Audit, Safety, Compensation, Nominating and Affiliated Transactions Committees.

        The members of the Executive Committee are Paul F. Foley, Richard
H. Anderson and Carl R. Pohlad. The Executive Committee is delegated the full and complete powers of the Board of Directors to act in place of the full Board during all periods between regularly scheduled meetings of the Board and at any other time at which a meeting of the full Board is not practicable for any reason. Mr. Pohlad was appointed to the Executive Committee in October, 1995. Messrs. Foley and Anderson were appointed to the Executive Committee in October 1999.

        The members of the Audit Committee are Donald E. Benson, Pierson
M. Grieve and Raymond W. Zehr, Jr. The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting staff and its independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policy and procedures. Messrs. Benson, Grieve and Zehr were appointed to the Audit Committee in October 1999.

        The members of the Safety Committee are Douglas M. Steenland, Robert C. Pohlad and Raymond W. Zehr, Jr. The Safety Committee is also empowered to review safety and regulatory compliance issues. Messrs. Steenland, Pohlad and Zehr were appointed to the Safety Committee in October 1999.

        The members of the Compensation Committee are Donald E. Benson, Raymond W. Zehr, Jr. and Richard H. Anderson. The Compensation Committee is authorized by the Board of Directors to establish general levels of compensation for all employees of the Company, to set the annual salary of each of the executive officers of the Company, including bonus and incentive programs, to grant options and to otherwise administer the Company's stock option plans, and to review and approve compensation and benefit plans of the Company. The Compensation Committee consists exclusively of non-employee directors. Messrs. Benson and Zehr were appointed to the Compensation Committee in September 1995. Mr. Anderson was appointed to the Compensation Committee in October 1999.

        The members of the Nominating Committee are Carl R. Pohlad and Douglas M. Steenland. The Nominating Committee is authorized by the Board of Directors to recommend the structure and makeup of the Board of Directors and recommends the nomination of members to the Board to fill vacancies or for election by the shareholders of the Company. Pursuant to the Company's Bylaws, the Nominating Committee will consider nominees proposed by shareholders in accordance with the procedures outlined in the Bylaws. Messrs. Pohlad and Steenland were appointed to the Nominating Committee in September 1995, and October 1999 respectively.

        The members of the Affiliated Transactions Committee are Donald E. Benson, Robert C. Pohlad, Raymond W. Zehr, Jr. and Pierson M. Grieve. The Affiliated Transactions Committee is authorized by the Board of Directors to make recommendations to the Board of Directors on any actions relating to Northwest Airlines, Inc. or its affiliates. Messrs. Benson, Pohlad and Zehr were appointed to the Affiliated Transactions Committee in September 1995. Mr. Grieve was appointed to the Affiliated Transactions Committee in October 1999.

        During the fiscal year ended March 31, 2000, the Board of Directors held five meetings, the Executive Committee held seven meetings, the Audit Committee held two meetings, the Safety Committee held two meetings, the Compensation Committee held two meetings. Each of the directors attended at least 75% of the meetings of the Board and each committee of which he was a member held during the period of his Board membership in the fiscal year ended March 31, 2000.

COMPENSATION OF DIRECTORS

        Directors who are not employees of the Company receive a fee of $6,250 per quarter and are reimbursed for out-of-pocket expenses incurred in performing their duties as directors, except for the Northwest
Airlines, Inc. designees, Messrs. Anderson and Steenland, who do not receive director's fees. Mr. Carl R. Pohlad received $271,257 as compensation for serving as Chairman of the Board during the fiscal year ended March 31, 2000. Mr. Carl R. Pohlad was automatically granted options to purchase 35,000 shares of the Company's Common Stock under the 1996 Director Stock Option Plan on October 8, 1999, at an exercise price of $9.69 per share. Mr. Benson, Mr. Robert C. Pohlad and Mr. Zehr were each automatically granted options to purchase 25,000 shares of the Company's Common Stock under the 1996 Director Stock Option Plan on October 8, 1999, at an exercise price of $9.69 per share. Mr. Grieve was automatically granted an option to purchase 10,000 shares of the Company's Common Stock under the 1996 Director Stock Option Plan on October16, 1999, at an exercise price of $9.63 per share. The options have a term of six years and become fully exercisable on the first anniversary of the date of grant. Messrs. Anderson and Steenland have waived their rights to receive options under the 1996 Director Stock Option Plan.

                      COMPANY STOCK PERFORMANCE

        The following graph provides a five-year comparison of the total cumulative returns for the Company's Common Stock, the CRSP Index for the Nasdaq Stock Market (U.S. companies), and the CRSP Index for air carriers traded on the Nasdaq Stock Market. The CRSP Indexes are prepared by the Center for Research in Security Prices of the University of Chicago. The total cumulative return for each period is based on the investment of $100 on March 31, 1995, assuming compounded daily returns and the reinvestment of all dividends.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

CRSP Total Returns Index for:

                     03/31/95  03/31/96  03/31/97  03/31/98  03/31/99  03/31/00
                     --------  --------  --------  --------  --------  --------

Mesaba Holdings, Inc.   100.0     320.4     331.1     895.3     572.7     488.6
Nasdaq Stock Index      100.0     135.8     151.0     228.9     309.2     574.7
Air Carrier Index       100.0     182.9     129.2     211.1     168.3     171.0

                     SECURITY OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding ownership of the Company's Common Stock by (i) each person known to the Company to own beneficially more than 5% of its Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the information is as of June 30, 2000 and each person has sole voting and investment power as to the shares shown. For the purposes of this proxy statement, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes any shares as to which the person has sole or shared investment power and any shares which the person has the right to acquire within 60 days of June 30, 2000, through the exercise of any stock option or other right.

Name and address                       Number            Percentage
of beneficial owner                of shares owned
------------------------------  ------------------      ------------
Northwest Airlines Corporation          9,809,035 (1)       40.17%
2700 Lone Oak Pkwy
Eagan, MN 55121

Wellington Management Company, LLP      2,029,350 (2)        10.01%
75 State Street
Boston, MA 02109

Carl R. Pohlad                          1,922,715 (3)         9.47%
Pohlad Companies
60 South Sixth Street, Suite 3800
Minneapolis, Minnesota  55402

Raymond W. Zehr, Jr.                      168,000 (4)            *

John S. Fredericksen                       64,750 (5)            *

Donald E. Benson                           42,750 (6)            *

Robert C. Pohlad                           33,000 (7)            *

Scott L. Durgin                            21,500 (8)            *

Pierson M. Grieve                           5,000                *

Richard H. Anderson                         1,500 (9)            *

Bryan K. Bedford                                0

Paul F. Foley                                   0

F. Darrell Richardson                           0

Douglas M. Steenland                            0

All directors and executive
officers as a group (12 persons)        2,259,215 (10)       11.07%
__________________________________
*  Less than 1%.

(1) Consists of 5,657,113 shares held by an indirect subsidiary, Northwest Aircraft, Inc., and warrants to purchase 4,151,922 shares exercisable within 60 days held by an indirect subsidiary, Northwest Airlines, Inc.

(2) Based upon the Form 13F filed by Wellington Management Company, LLP on May 15, 2000. Wellington Management Company, LLP, in its capacity as an investment advisor, may be deemed to beneficially own these shares, which are held of record by its clients. Wellington Management Company, LLP has sole power to dispose or direct the disposition of 1,889,850 of these shares, shared power to dispose or direct the disposition of 139,500 of these shares, sole power to vote or direct the vote of 654,850 of these shares, and shared power to vote or direct the vote of 139,500 of these shares.

(3) Includes 27,000 shares which may be purchased pursuant to stock options exercisable within 60 days.

(4) Includes 18,000 shares which may be purchased pursuant to stock options exercisable within 60 days.

(5) Includes 37,500 shares which may be purchased pursuant to stock options exercisable within 60 days.

(6) Includes 18,000 shares which may be purchased pursuant to stock options exercisable within 60 days.

(7) Includes 18,000 shares which may be purchased pursuant to stock options exercisable within 60 days.

(8) Includes 16,500 shares which may be purchased pursuant to stock options exercisable within 60 days.

(9)     Consists of shares held in a trust for the benefit of Mr.
Anderson's children. Mr. Anderson's spouse is trustee of the trust. Mr. Anderson disclaims beneficial ownership of these shares.

(10) Includes shares which may be purchased pursuant to stock options exercisable within 60 days. See notes 3 through 8 above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Initial reports on Form 3 are required to be filed within 10 days of an individual becoming a director, executive officer or owner of 10% or more of the Company's Common Stock. Reports of changes in ownership are required to be filed within the first 10 days of the month succeeding the month in which a change occurs. Messrs. Foley and Steenland filed late reports on Form 3. To the Company's knowledge, all other Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners required through the end of the Company's fiscal year ended March 31, 2000 were completed on a timely basis.

                         COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

        The following table discloses the annual and long-term compensation received in each of the last three fiscal years by (i) all persons serving in the capacity of Chief Executive Officer of the Company during the last fiscal year, (ii) by the Company's executive officers serving at the end of the last fiscal year whose salary and incentive compensation exceeded $100,000 in the last fiscal year, and (iii) by any executive officer of the Company who resigned during the last fiscal year whose salary and incentive compensation exceeded $100,000 in the last fiscal year.

                                                                      Long-term
                                          Annual Compensation       Compensation
                                                                        Awards
                                                                      Securities
Name and Principal             Fiscal                 Incentive       Underlying   All Other
Position                         Year     Salary    Compensation(1)   Options/#   Compensation
---------------------          --------  ---------  ---------------  -----------  -------------
Paul F. Foley                   2000     $103,912    $ 312,500(2)(3)   150,000      $ 9,826 (4)
President and Chief Executive   1999            -            -               -            -
Officer of the Company and      1998            -            -               -            -
Mesaba Aviation

John S. Fredericksen
Interim Chief Executive Officer 2000     $163,076     $123,600(2)(5)    30,000      $ 5,455 (6)
Vice President, Administration, 1999      141,135       40,000          15,000        4,079 (6)
General Counsel and             1998      134,764       62,500          22,500        2,015 (6)
Secretary of the Company and
Mesaba Aviation

Bryan K. Bedford                2000     $118,651    $       0               0      $ 1,531 (6)
Former President and Chief      1999      278,269      112,000          20,000        3,469 (6)
Executive Officer of the        1998      266,538      140,000               0       19,916 (8)
Company and Mesaba Aviation

F. Darrell Richardson           2000     $117,226     $      0          15,000      $     0
Former Vice President,          1999      152,135       45,000          15,000            0
Operations of Mesaba Aviation   1998      143,699       65,000          22,500            0

Scott L. Durgin                 2000     $119,855     $ 79,240(2)(10)   15,000      $ 1,798 (6)
Vice President,Customer Service 1999      104,135       33,600          15,000        1,559 (6)
of Mesaba Aviation              1998       98,269       50,000               0          364 (6)

____________________

(1)     Mr. Foley became an officer of the Company on October 1, 1999.

(2) Incentive compensation for services rendered has been included as compensation for the year earned even though a portion of such compensation was actually paid in the following year. Incentive compensation is based upon the achievement by the Company and the individual of certain profitability and operational goals as described under "Compensation Committee Report on Executive Compensation."

(3)     Includes $200,000 attributable to a signing bonus.

(4)     Consists of temporary living and travel expenses.

(5)     Includes $34,000 attributable to a retention bonus.

(6) Consists of matching contributions made by the Company on behalf of such executive officer pursuant to the Company's 401(k) Retirement Savings Plan.

(7) Mr. Bedford resigned as an officer of the Company and Mesaba Aviation on June 29, 1999.

(8) Consists of moving expenses and matching contributions made by the Company on behalf of such executive officer pursuant to the Company's 401(k) Retirement Savings Plan.

(9) Mr. Richardson resigned as an officer of Mesaba Aviation effective December 8, 1999.

(10)    Includes $22,000 attributable to a retention bonus.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth, as to each executive officer named in the Summary Compensation Table, certain information with respect to stock options granted during the fiscal year ended March 31, 2000.


                                               Individual Grants
                       -------------------------------------------------------
                        Number of                                               Potential Realizable Value
                       Securities  Percent of Total                             at Assumed Annual Rates of
                       Underlying  Options Granted                               Stock Price Appreciation
                        Options     to Employees        Exercise    Expiration      for Option Term(2)
        Name           Granted(1)  in Fiscal Year      Price($/sh)     Date          5%            10%
---------------------  ----------  ----------------    -----------  ----------  ------------  ------------
Paul F. Foley           150,000         50.0%             $ 9.69    10/08/05      $494,329     $1,121,464
John S. Fredericksen     30,000         10.0%             $ 9.63    10/18/05      $ 98,253     $  222,904
Bryan K. Bedford              0            -                   -           -             -             -
F. Darell Richardson     15,000          5.0%             $ 13.81        (3)            (3)           (3)
Scott L. Durgin          15,000          5.0%             $ 13.81   07/17/05      $  70,451    $  159,825

________

(1)     Represents options granted under the Company's 1994 Stock Option
Plan.

(2) These amounts are based on the assumed rates of appreciation as suggested by the rules of the Securities and Exchange Commission and do not represent a prediction by the Company of future stock prices. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock.

(3) Mr. Richardson's options expired unexercised upon his resignation on December 8, 1999.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES


The following table sets forth, as to each executive officer named in the Summary Compensation Table, certain information with respect to the exercise of stock options during the fiscal year ended March 31, 2000 and the value of unexercised stock options held at the end of such fiscal year.

                                                     Number of Securities
                                                           Underlying              Value of Unexercised
                          Shares                     Unexercised Options at       In-the-Money Options at
                         Acquired       Value            March 31, 2000             March 31, 2000(2)
Name                   on Exercise  Realized(1)(2)  Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------  -----------  --------------  -----------  -------------  -----------  -------------
Paul F. Foley                 0               0             0       150,000              -     $  262,200
John S. Fredericksen          0               0        33,000        57,000         79,326         95,874
Bryan K. Bedford        253,312      $2,417,911             0             0              -              -
F. Darrell Richardson    55,500         451,875             0             0              -              -
Scott L. Durgin               0               0        16,500        36,000          18,908        37,815


(1) The exercise price of options granted under the Company's option plans may be paid in cash or in shares of the Company's Common Stock valued at fair market value on the date of exercise. In addition, the exercise price of options granted under the plans may be paid pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(2) Value is calculated as the excess of the market value of the Common Stock at the date of exercise or March 31, 2000, as the case may be, over the exercise price. The closing price per share of the Company's Common Stock on March 31, 2000, as quoted on the Nasdaq Stock Market, was $11.438.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee of the Board of Directors was an officer, former officer or employee of the Company or its subsidiary during the fiscal year ended March 31, 2000. No executive officer of the Company served as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Company's Compensation Committee or Board of Directors during the fiscal year ended March 31, 2000.


                         CERTAIN TRANSACTIONS

        Northwest Airlines Corporation is the beneficial owner of more than 5% of the Company's outstanding Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." Mesaba Aviation, the Company's wholly owned subsidiary, and Northwest Airlines, Inc. ("Northwest"), an indirect subsidiary of Northwest Airlines Corporation, are parties to an Airline Services Agreement, dated as of July 1, 1997 (the "Airlink Agreement"). The Airlink Agreement provides exclusive rights to designated service areas and support in acquiring new aircraft and equipment. Mesaba Aviation became the exclusive provider of Airlink service for Northwest's Minneapolis/St. Paul hub beginning August 1,
1997. Under the Airlink Agreement, substantially all of Mesaba Aviation's revenues are collected by Northwest and remitted to Mesaba Aviation semi-monthly, based on Mesaba Aviation's available seat miles and the number of revenue passengers enplaned. Mesaba Aviation's flights appear in Northwest's timetables and Mesaba Aviation receives ticketing and certain check-in, baggage and freight-handling services from Northwest at certain airports. Mesaba Aviation also benefits from its relationship with Northwest through advertising and marketing programs. In addition, Mesaba Aviation receives its computerized reservations services from Northwest. The Airlink Agreement extends through June 30, 2007, and continues indefinitely thereafter, subject to termination by either party on 365 days' notice given at any time after July 1, 2000.

        As consideration for entering into the Airlink Agreement, the Company issued a warrant to Northwest on October 17, 1997, for the purchase of 1,320,000 shares of the Company's Common Stock at an initial exercise price of $9.42 per share, the closing price of the stock on the date the warrant was issued. The warrant was fully exercisable upon issuance and expires at 5:00 p.m. Minneapolis time, on July 1, 2007.

        The Company, Mesaba Aviation and Northwest entered into a Regional Jet Services Agreement, dated October 25, 1996 and amended April 1, 1998 and June 2, 1998 (the "Regional Jet Agreement"), under which Mesaba Aviation operates Avro RJ85 regional jets for Northwest. The aircraft, which are configured in a 69 seat, two class cabin, are leased or subleased by Mesaba Aviation from Northwest. The Regional Jet Agreement provides for a total of 36 aircraft. In May, 2000, Mesaba Aviation took delivery of the final aircraft. The aircraft are operated as Northwest Jet Airlink from the Minneapolis/St. Paul, Detroit and Memphis hubs according to routes and schedules determined by Northwest, and all flights are designated as Northwest flights using Northwest's designator code.

        Under the Regional Jet Agreement, Mesaba Aviation is responsible for providing all flight and cabin crews, dispatch control, aircraft maintenance and repair services and hull and passenger liability insurance. Northwest provides passenger and gate check-in, aircraft loading and unloading, ticketing, ramp services and fuel and fueling services, or will compensate Mesaba Aviation for providing such services.

        As consideration for entering into the Regional Jet Agreement, the Company issued a warrant to Northwest on October 25, 1996, for the purchase of 922,500 shares of the Company's Common Stock at an initial exercise price of $7.25 per share, the closing price of the stock on the date the warrant was issued. The warrant became fully exercisable in May 1998. In connection with the amendments to the Regional Jet Agreement, the Company issued additional warrants to Northwest on April 1, 1998 and June 2, 1998, for the purchase of 474,192 shares and 1,435,230 shares, respectively, of the Company's Common Stock at an initial exercise price of $21.25 per share. The April 1, 1998 warrant became fully exercisable in October 1998. The June 2, 1998 warrant became fully exercisable in May 2000. All three warrants expire at 5:00 p.m. Minneapolis time, on October 25, 2006.

        The Regional Jet Agreement continues in effect until October 25, 2006, unless terminated earlier in accordance with its provisions. The Regional Jet Agreement may be terminated immediately by Mesaba Aviation or Northwest in the event that the other party is the subject of a bankruptcy proceeding or is divested of a substantial part of its assets. In the event of a breach of a non-monetary provision of the Regional Jet Agreement which remains uncured for a period of more than 30 days after receipt of written notification of such default, or the breach of a monetary provision which remains uncured for a period of more than 10 days after receipt of written notification of such default, the non-defaulting party may terminate the agreement. Northwest may terminate the Regional Jet Agreement as of the sixth anniversary of the effective date of the first jet aircraft lease if Northwest gives a termination notice to Mesaba Aviation not less than 180 days nor more than 365 days prior to such sixth anniversary. Northwest may also terminate the Regional Jet Agreement in the event of certain lease and other performance defaults, change in control events, revocation or failure to obtain DOT certification, or failure to elect a chief executive officer of the Company and Mesaba Aviation reasonably acceptable to Northwest.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee consists of three independent, non-employee directors appointed by the Board of Directors. Messrs. Benson and Zehr were elected to the Compensation Committee by the Board of Directors in September 1995 and Mr. Anderson was elected to the Compensation Committee by the Board of Directors in October 1999. None of the current members of the Compensation Committee participated in decisions pertaining to compensation made prior to their joining the Board. The Committee has been authorized by the Board of Directors to set the annual salary and incentive compensation of each of the executive officers of the Company, to grant stock options to officers and key employees under the Company's option plans and to review and approve overall compensation levels and benefit plans of the Company. The full Board of Directors generally does not review the Compensation Committee's decisions relating to executive compensation except in the event that such decisions require the adoption of certain documents or specific plans.

COMPENSATION PHILOSOPHY

        The Company's executive compensation policies, as endorsed by the Compensation Committee, are designed to:

     - Attract, motivate and retain executives whom the Committee believes are critical to the long-term success of the Company;

     - Reward individual contributions to the Company's accomplishment of certain profit and operational goals;

     - Promote a pay-for-performance philosophy by placing a significant portion of total compensation "at risk" while providing a level of compensation opportunity that is competitive with companies of similar profitability, complexity and size; and

     - Provide an opportunity to own the Company's Common Stock so that executives will have common interests with the Company's shareholders.

        The Compensation Committee believes that each of these factors is important to the financial performance of the Company. In implementing its executive compensation program, the Company and the Committee seek to link executive compensation directly to earnings performance and, consequently, to increases in shareholder value.

        The components of the Company's current executive compensation program are comprised of base salary, cash incentive compensation and long-term incentive awards in the form of stock option grants.

BASE SALARY AND CASH INCENTIVE COMPENSATION

        The Compensation Committee establishes, for recommendation to the Board of Directors, the base salary and incentive compensation of the Chief Executive Officer and approves the salaries and incentive compensation of the other executive officers as recommended by the Chief Executive Officer. Base salary levels, including that of the Chief Executive Officer, are reviewed annually by the Committee and adjusted based upon competitive market factors and the officer's ability to contribute to the overall success of the Company's mission. Incentive compensation is based on the individual's contribution to the Company's annual performance, as measured against goals to be determined at the beginning of each fiscal year and approved by the Board. Incentive compensation generally will not exceed 40% of an officer's base salary, although senior executive officers may on occasion receive a larger portion of their total compensation through incentive compensation than from salary, thereby placing a greater percentage of their compensation at risk while more closely aligning their interests with the interests of the Company's shareholders. The Chairman, with the approval of the Compensation Committee, may authorize special incentive payments.

        In making its compensation decisions for fiscal 2000, the Compensation Committee considered individual job performance and the financial performance of the Company and did not use any predetermined formula or assign any particular weight to any specific factors in setting compensation.

        Mr. Foley became an officer of the Company on October 1, 1999, after a national search. His fiscal year 2000 base salary was set at $225,000. Bryan K. Bedford, who resigned as Chief Executive Officer on June 29, 1999 had a base salary for fiscal year 2000 of $280,000, the same as for fiscal year 1999. Mr. Bedford's base salary was determined on the basis of an in-depth market analysis of the top nine regional carriers conducted by an outside consulting firm.

LONG-TERM INCENTIVE COMPENSATION

        The Company's stock option program is intended to strengthen the Company's ability to attract and retain key employees and to furnish additional incentives to such persons by encouraging them to become owners of Common Stock. The Committee believes that stock option grants allow executives and key employees to participate in the success of the Company and link their interests directly with those of the shareholders. If there is no price appreciation in the Company's Common Stock, option holders receive no benefit, because stock options are granted with an exercise price equal to the fair market value of the Common Stock on the day of grant. The number of stock options granted to executives, including the Chief Executive Officer, is based primarily on base salary level, the number of options previously granted, individual performance and the Company's financial performance during the year. The executive officers named in the Summary Compensation Table who received options in fiscal 2000 were granted options principally to secure their commitment to the future success of the Company.


                                           Respectfully submitted,

                                           THE COMPENSATION COMMITTEE

                                           Donald E. Benson
                                           Raymond W. Zehr, Jr.
                                           Richard H. Anderson

                APPROVAL OF THE 2000 STOCK INCENTIVE PLAN


GENERAL

        To provide the Company with the flexibility to issue stock options and other stock-based awards in the coming years, the Board of Directors has adopted, subject to shareholder approval, the Company's 2000 Stock Incentive Plan (the "Plan"). The Plan provides for the issuance of 1,000,000 shares of Common Stock plus any shares of Common Stock remaining available under the Company's 1994 Stock Option Plan and 1996 Director Stock Option Plan when those plans terminate or when options granted under those plans expire without having been exercised. As of June 30, 2000, 922,500 shares were subject to outstanding options and 182,475 shares remained available for issuance under the old plans. On September 1st of each year beginning in 2001, a maximum number of additional shares of Common Stock, equal to the lesser of (a) 300,000 shares, (b) 1% of the Company's outstanding Common Stock, or (c) a lower amount fixed by the Board of Directors, will also become available for issuance under the Plan. A general description of the Plan is set forth below, but is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A.


DESCRIPTION OF THE PLAN

        PURPOSE. The purpose of the Plan is to promote the long-term financial interest of the Company and any related company by:

     - attracting and retaining employees and other individuals providing services to the Company,

     - motivating such individuals, by means of appropriate incentives, to achieve long-range goals,

     - providing incentive compensation opportunities that are competitive with those of other similar companies, and

     - conforming participants' interests with those of the Company's shareholders through compensation based on the Company's Common Stock.

        TERM. The effective date of the Plan is July 24, 2000 subject to shareholder approval. The Plan may be terminated at any time, provided that the termination would not adversely affect options then outstanding.

        ADMINISTRATION. The Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee has authority and discretion (a) to determine whether and to what extent any award or combination of awards will be granted, (b) to select from among eligible individuals those persons who will receive awards, (c) to determine the number of shares of Common Stock to be covered by each award, (d) to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, (e) to determine the treatment of awards upon the eligible individual's retirement, disability, death, or other termination of employment or service, (f) to cancel or amend the terms of any award, (g) to interpret the Plan, and (h) to delegate any of its powers to any member of the Committee or to any other person. The Committee may establish, amend and rescind any rules and regulations relating to the Plan and make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may also grant awards as alternatives to or replacements of awards outstanding under the Plan or any other plan or arrangement.

        ELIGIBILITY. All employees of the Company or any subsidiary are eligible to receive incentive stock options ("ISOs") pursuant to the Plan. All (a) common law employees, prospective employees or officers of the Company or any subsidiary, (b) members of the Company's Board of Directors,
(c) consultants and advisors to the Company, and (d) employees of any related company or business partner of the Company are eligible to receive non-qualified stock options ("NSOs").

        OPTIONS. When an option is granted under the Plan, the Committee, in its discretion, specifies the exercise price, the type of option (ISO or NSO) to be granted, and the number of shares which may be purchased upon exercise of the option. The exercise price of an ISO may not be less than 100% of the fair market value of the Common Stock on the date of grant. However, with respect to any ISO granted to a holder of more than 10% of the outstanding Common Stock, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. Fair market value is determined by the price of the Common Stock on The Nasdaq Stock Market. In the absence of a public trading market for the Common Stock, fair market value will be determined in good faith by the Company's Board of Directors. No individual may receive an option grant to purchase more than 400,000 shares in any fiscal year plus an additional 750,000 shares upon the initial hiring of the individual.

        The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of an ISO may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, cashier's check, Common Stock valued at the stock's then fair market value and acceptable to the Committee, or a combination of these methods. Except as otherwise provided by the Committee, awards granted under the Plan are nontransferable during the life of the optionee. The plan gives the Committee the authority to award options containing change in control provisions.

        The Committee will determine the form of stock option agreements which will be used for options granted under the Plan. The agreements will govern the right of an optionee to exercise an option upon termination of employment or affiliation with the Company during the life of an optionee and following an optionee's death. The Board of Directors or the Committee may impose additional or alternative conditions and restrictions on options granted under the Plan; however, each ISO must contain the limitations and restrictions upon its exercise as are necessary to ensure that the option will be an ISO as defined under
Section 422 of the Internal Revenue Code of 1986, as amended.

        STOCK APPRECIATION RIGHTS AND OTHER STOCK BASED AWARDS. The Plan provides for the granting of stock appreciation rights and other stock based awards at any time and in such amounts as the Committee determines, subject to the terms and provisions of the Plan. A stock appreciation right gives the holder a right to receive stock, cash or a combination of both, equal to the excess of the fair market value of a specified number of shares over a fixed exercise price. Other stock based awards can be granted under the Plan to provide additional compensation flexibility. These awards can be paid with, valued by reference to, or otherwise be based on the Common Stock. Any of these rights and awards can be conditioned or limited by restrictions based upon the achievement of specific business objectives, tenure, and other measurements of individual or business performance as the Committee may determine.

        RESTRICTED STOCK. The Plan provides for the granting of restricted stock at any time and in such amounts as the Committee determines, subject to the terms and provisions of the Plan. Each grant of restricted stock and the vesting thereof may be conditioned upon the completion of a specified period of service with the Company or a related company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine. Voting rights and rights to receive dividends will be determined by the Committee.

        TAX OFFSET PAYMENTS. Grants of tax offset payments may be made by the Committee in its discretion subject to the terms and provisions of the Plan. Tax offset payments may not exceed the amount necessary to pay applicable federal, state, local and other taxes payable with respect to an award and may be paid only in cash.

        AMENDMENT. The Committee may amend or terminate the Plan, or any part thereof, at any time; provided that no amendment or termination impairs the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee. An amendment will be subject to the approval of the Company's shareholders only to the extent required by applicable law, rule or regulation.

        ANTIDILUTION PROVISIONS. In the event of a corporate transaction involving the Company, including any stock dividend, combination or reverse stock split, sale of substantially all assets, recapitalization, reorganization, merger, consolidation, split-up, spin-off, distribution of assets or other change in corporate structure, the Committee may adjust or substitute awards to preserve the benefits or potential benefits of the awards. Actions by the Committee may include (a) adjustment of the number and kind of shares which may be delivered under the Plan, (b) adjustment of the number and kind of shares subject to outstanding awards, (c) adjustment of the exercise price of outstanding options, and (d) any other adjustments that the Committee determines to be appropriate.


FEDERAL INCOME TAX CONSEQUENCES

        INCENTIVE STOCK OPTIONS. Under present law, an optionee who is granted an ISO does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 20%. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Internal Revenue Code, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

        NON-STATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted an NSO. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Internal Revenue Code, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20% (lower rates may apply depending upon when the stock is acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

        RESTRICTED STOCK. Restricted stock awards are generally taxed on the later of grant or the expiration of a substantial risk of forfeiture. A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code if the award will be forfeited in the event that the recipient ceases to provide services to the Company. Because the restricted stock awards are subject to a substantial risk of forfeiture, the recipient will not recognize ordinary income at the time the award is granted. Instead the recipient will recognize ordinary income on the earlier of (a) the date the restricted stock is no longer subject to a substantial risk of forfeiture or (b) when the restricted stock becomes transferable. The amount of ordinary income to be recognized is equal to the difference between the amount paid for the restricted stock and the fair market value of the restricted stock on the date the restricted stock, if any, is no longer subject to a substantial risk of forfeiture. The ordinary income recognized by the recipient who is an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Internal Revenue Code, the Company is entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

        TAX OFFSET PAYMENTS. In the year of receipt of a tax offset payment, the recipient will have taxable ordinary income equal to the amount of the tax offset payment. In the case of a recipient who is also an employee, any tax offset payment will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Internal Revenue Code, the Company will be entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

        The foregoing is only a summary of the general effect of federal income taxation upon the optionee or recipient and the Company with respect to the grant and exercise of options and awards under the Plan. This summary does not purport to be complete and does not discuss the tax consequences arising in the context of the optionee's or recipient's death or the income tax laws of any municipality, state or foreign country in which the optionee's or recipient's income or gain may be taxable.

VOTE REQUIRED

        The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The Board of Directors considers the Plan to be in the best interests of the Company and its shareholders and recommends that you vote FOR approval of the Plan.


                         RATIFICATION OF
          SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed Arthur Andersen LLP as independent auditors for the Company for the year ending March 31, 2001.
A proposal to ratify that appointment will be presented to shareholders at the annual meeting. Ratification of the appointment requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting. If the shareholders do not ratify the selection of Arthur Andersen LLP, another firm of independent public accountants will be selected by the Board of Directors. Representatives of Arthur Andersen LLP will be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.


                   VOTING OF PROXIES AND EXPENSES

        The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

        The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

        Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.


                        SHAREHOLDER PROPOSALS

        If a shareholder wishes to present a proposal for consideration for inclusion in the proxy statement for the 2001 annual meeting, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of the Company no later than March 16, 2001. All proposals must conform to the rules and regulations of the SEC. SEC Rule 14a-4(c)(1) provides that, if the proponent of a shareholder proposal fails to notify the Company at least 45 days prior to the month and day of the mailing of the prior year's proxy statement, management's proxies would be permitted to use their discretionary authority to vote on the proposal, if the proposal were raised at the next annual meeting without having been included in the proxy statement. For purposes of the Company's 2001 annual meeting, the deadline is May 30, 2001.


Dated: July 24, 2000

                                                                    APPENDIX A

                          MESABA HOLDINGS, INC.
                       2000 STOCK INCENTIVE PLAN

                                SECTION 1
                              DEFINED TERMS


  In addition to the other definitions contained herein, the following definitions shall apply:

        1.1 Award Agreement. The term "Award Agreement" means the document that evidences an Award and which sets forth the terms, conditions and limitations relating to such Award.

        1.2 Award. The term "Award" shall mean any award or benefit granted in accordance with the terms of the Plan. Awards under the Plan may be in the form of (i) Stock Options; (ii) Restricted Stock; (iii) Stock Appreciation Rights; (iv) Other Stock Based Awards and/or (v) Tax Offset Payments. The terms and conditions of the Award shall be set forth in an Award Agreement. 1.3 Board. The term "Board" shall mean the Board of Directors of the Company. 1.4 Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

        1.3 Board. The term "Board" shall mean the Board of Directors of the Company.

        1.4 Code.  The term "Code" shall mean the Internal Revenue
Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

        1.5 Committee. The term "Committee" shall mean a committee described in Section 11.

        1.6 Company.  The term "Company" shall mean Mesaba Holdings, Inc.

        1.7 Covered Shares. The term "Covered Shares" shall mean the number of shares of Stock that an Eligible Individual may purchase pursuant to an Option.

        1.8 Director. The term "Director" shall mean a member of the Company's Board.

        1.9 Eligible Individual.  The term "Eligible Individual" shall mean
(a) any common law employee, prospective employee, or officer of the Company, (b) members of the Company's Board, (c) consultants and advisors to the Company, and (d) employees of any Related Company or business partner of the Company. All Eligible Individuals must be natural persons who provide bona fide services to the Company or a Related Company. In addition, the services provided to the Company or Related Company must not be in connection with an offer or sale of securities in a capital raising transaction and must not directly or indirectly promote or maintain a market for the Company's Stock. An Award may be granted to an Eligible Individual prior to the date the Eligible Individual performs services for the Company or Related Company, provided that such Award shall not become vested prior to the date the Eligible Individual first performs such services.

        1.10 Exchange Act. The term "Exchange Act" shall mean the Securities Act of 1934, as amended.

        1.11 Exercise Price. The term "Exercise Price" shall mean the exercise price of each Option granted under Section 4 established by the Committee and determined by any reasonable method established by the Committee at the time the Option is granted. Options granted pursuant to
Section 4 of the Plan shall not have an Exercise Price of less than 100% of the Fair Market Value of the Company's Stock on the date the Option is granted.

        1.12 Fair Market Value. The term "Fair Market Value" of a share of Stock on a given date shall mean the closing price of the share of Stock as reported on the Nasdaq Stock Market on such date, if the share of Stock is then quoted on the Nasdaq Stock Market or, if the market is closed on that date, the closing price of the share of Stock on the previous trading day. If the Stock is not listed on the Nasdaq Stock Market, Fair Market Value shall be determined in good faith by the Board or Committee.

        1.13 Incentive Stock Option. The term "Incentive Stock Option" or "ISO" shall mean an Option that is intended to satisfy the requirements of
Section 422(b) of the Code.

        1.14 Non-Employee Director. The term "Non-Employee Director" shall mean a "non-employee director" as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.

        1.15 Non-Qualified Stock Option. The term "Non-Qualified Stock Option" or "NSO" shall mean an Option that is not intended to satisfy the requirements applicable to an "incentive stock option" described in
Section 422(b) of the Code.  NSO grants may be awarded to any Eligible
Individual.

        1.16 Option. The term "Option" or "Stock Option" shall mean an ISO or NSO granted pursuant to the Plan. The grant of an Option entitles the Eligible Individual to purchase shares of Stock at an Exercise Price established by the Committee.

        1.17 Other Stock Based Award. The term "Other Stock Based Award" shall mean an Award, granted pursuant to Section 8, other than on Option, Restricted Stock or SAR, that is paid with, valued in whole or in part by reference to, or is otherwise based on Stock.

        1.18 Performance Award. The term "Performance Award" shall mean an award or grant of shares based upon the achievement of performance objectives, as contemplated by Section 5.

        1.19 Plan.  The term "Plan" shall mean this 2000 Stock Incentive
Plan.

        1.20 Related Company. The term "Related Company" shall mean any corporation other than the Company and any partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest. A Related Company includes a subsidiary of the Company and an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

        1.21 Stock. The term "stock" shall mean shares of common stock, $.01 par value, of the Company.

        1.22 Stock Appreciation Right. The term "Stock Appreciation Right" or "SAR" shall mean the grant, pursuant to Section 7, of a right to receive a payment from the Company, in the form of Stock, cash or a combination of both, equal to the excess of the Fair Market Value of one or more shares of Stock over the exercise price of such shares under the terms of such Stock Appreciation Right.

                                SECTION 2
                                 PURPOSE

        The Mesaba Holdings, Inc. 2000 Stock Incentive Plan has been established by Mesaba Holdings, Inc. to (i) attract and retain individuals eligible to participate in the Plan; (ii) motivate Eligible Individuals, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Eligible Individuals' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and any Related Company, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

                                SECTION 3
                              PARTICIPATION

        Subject to the terms and conditions of the Plan, the Committee may determine and designate, from time to time, Eligible Individuals who will be granted one or more Awards under the Plan at the Exercise Price. In its sole discretion and without shareholder approval, the Committee may grant to an Eligible Individual any Award or Awards permitted under the provisions of the Plan. Awards may be granted as alternatives to or replacement of Awards outstanding under the Plan, or any other plan or arrangement of the Company or Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company). Only employees are eligible to be granted Incentive Stock Options.

                                SECTION 4
                              STOCK OPTIONS

        4.1 General. The grant of an Option entitles the Eligible Individual to purchase shares of Stock at an Exercise Price established by the Committee. Any Option awarded to Eligible Individuals under this
Section 4 may be either NSOs or ISOs, as determined in the discretion of the Committee. To the extent that any Stock Option does not qualify as an ISO, it shall constitute an NSO.

        4.2 Option Awards. Subject to the following provisions, Options awarded under the Plan shall be in such form and shall have such terms as the Committee may determine and specify in an Award Agreement entered into between the Eligible Individual and the Company.

            (a) Exercise of an Option.  An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event shall any fraction of a share of Stock be issued upon the exercise of an Option. An Option must be exercised for at least 100 shares of Stock, or such lesser number of shares of Stock if the remaining portion of an Option is for fewer than 100 shares of Stock.

            (b) Exercise Price.  The Exercise Price of an Option granted under this Section 4 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price for an ISO shall not be less than 100% of the Fair Market Value of the Company's Stock on the date of grant.

            (c) Payment of Option Exercise Price.  The payment of the
                Exercise Price of an Option granted under this Section 4 shall be subject to the following:

                (1) Subject to the following provisions of this Subsection
                    4.2(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise or such other time as approved by the Committee.

                (2) Payment of the Exercise Price shall be made in such
                    manner as the Committee may provide in the Award, which may include cash (including cash equivalents), tendering of shares of Stock acceptable to the Committee and either already owned by the Eligible Individual or subject to Awards hereunder (so-called "cashless" or "immaculate" exercise methods), and any other manner permitted by law and approved by the Committee, or any combination of the foregoing. If the Company determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock Award. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

                (3) An Eligible Individual may elect to pay the Exercise
                    Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

            (d) Settlement of Option.  Shares of Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee, in its discretion, may establish in addition to such conditions, restrictions, and contingencies set forth in the Award Agreement.

            (e) Reload Options. The Committee may grant "reload" options, pursuant to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 of the Exchange Act ("Rule 16b-3") or any other applicable law. The Eligible Individual would be granted a new Option when the payment of the Exercise Price of a previously granted Option is made by the delivery of shares of the Company's Stock owned by the Eligible Individual pursuant to Section 4.2(c)(2) hereof and/or when shares of the Company's Stock are tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option. The new Option would be an Option to purchase the number of shares not exceeding the sum of (i) the number of shares of the Company's Stock provided as consideration upon the exercise of the previously granted Option to which such "reload" option relates and (ii) the number of shares of the Company's Stock tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the Option to which such "reload" option relates. "Reload" options may be granted with respect to Options granted under this Plan. Such "reload" options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the new Option.

            (f) Vesting.  Eligible Individuals shall vest in all Options in accordance with the terms and conditions of the Award Agreement entered into by and between the Eligible Individual and the Company. The total number of shares of Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.

            (g) Option Term.  The term of each Option shall be fixed by the
                Committee. In the event that the Plan is terminated pursuant to terms and conditions of Section 12, the Plan shall remain in effect as long as any Awards under it are outstanding.

            (h) Termination of Employment.  Following the termination of
                Eligible Individual's employment with the Company or a Related Company, the Option shall be exercisable to the extent determined by the Committee and specified in the Award Agreement. The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons.

            (i) Incentive Stock Options.  ISO grants may only be awarded to employees of the Company, a "parent corporation," or a "subsidiary corporation" as those terms are defined in Sections 424(e) and 424(f) of the Code. In order for an employee to be eligible to receive an ISO grant, the employee must be employed by the Company, parent corporation, or subsidiary corporation during the period beginning on the date the Option is granted and ending on the day three months prior to the date such Option is exercised. Notwithstanding the provisions of Section 4.2, no ISO shall (i) have an Exercise Price which is less than 100% of the Fair Market Value of the Stock on the date of the ISO Award, (ii) be exercisable more than ten (10) years after the ISO is awarded, or (iii) be awarded more than ten
                (10) years after the Effective Date of this Plan. No ISO awarded to an employee who owns more than 10% of the total combined voting power of all classes of Stock of the Company, its "parent corporation" or any "subsidiary corporation" shall (i) have an Exercise Price of less than 110% of the Fair Market Value of the Stock on the date of the ISO Award or (ii) be exercisable more than five (5) years after the date of the ISO Award. Notwithstanding
                Section 10.7, no ISO shall be transferable other than by will and the laws of descent and distribution. To the extent that the aggregate fair market value (determined at the time of grant) of shares of Stock with respect to ISOs are exercisable for the first time by the employee during any calendar year, in combination with shares first exercisable under all other plans of the Company and any Related Company, exceeds $100,000, such Options shall be treated as NSOs.

            (j) Early Exercise.  The Option may, but need not, include a provision whereby the Eligible Individual may elect at any time prior to his or her termination of employment with the Company to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restrictions the Committee determines to be appropriate.

                                SECTION 5
                            PERFORMANCE AWARDS

        The Committee shall have the right to designate Awards as "Performance Awards." The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis or to a business unit, as specified by the Committee in an Award Agreement, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expenses and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added. The terms and conditions of a Performance Award shall be set forth in an Award Agreement entered into between the Company and the Eligible Individual.

                                SECTION 6
                            RESTRICTED STOCK

        Subject to the following provisions, the Committee may grant Awards of Restricted Stock to an Eligible Individual in such form and on such terms and conditions as the Committee may determine and specify in a Restricted Stock Award Agreement entered into between the Company and the Eligible Individual:

            (a) The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the Eligible Individual and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine.

            (b) Stock certificates representing the Restricted Stock
                awarded to an Eligible Individual shall be registered in the Eligible Individual's name, but the Committee may direct that such certificates be held by the Company or its designee on behalf of the Eligible Individual. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by an Eligible Individual until such share has vested in accordance with the terms of the Restricted Stock Award. At the time the Restricted Stock vests, a certificate for such vested shares shall be delivered to the Eligible Individual (or his or her designated beneficiary in the event of death), free from the restrictions imposed thereon except that any restrictions under federal or state securities laws shall continue to apply.

            (c) The Committee may provide that the Eligible Individual shall have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

            (d) Except as may be provided by the Committee, in the event of an Eligible Individual's termination of employment or relationship with the Company prior to all of his or her Restricted Stock becoming vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions as set forth in the Restricted Stock Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Eligible Individual be returned to the Eligible Individual or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, be paid to the Eligible Individual.

            (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Eligible Individual's Restricted Stock.

                                        SECTION 7
                              STOCK APPRECIATION RIGHTS

        SARs may be granted at a price determined by the Committee, and may be granted in tandem with an Option or independently of any Option. If granted in tandem with an Option, the exercise of the SAR or related
Option will result in a forfeiture of the right to exercise the related Option for an equivalent number of shares.

        An SAR may be exercised at such times as may be specified in an Award Agreement, in whole or in installments, which may be cumulative and shall expire at such time as the Committee shall determine at the time of grant; provided that no SAR shall be exercisable later than ten (10) years after the date granted. The Committee may amend any SAR to accelerate the dates after which the SAR may be executed in whole or in part.

        SARs shall be exercised by the delivery of a written notice of exercise to the Company setting forth the number of shares of Stock with respect to which the SAR is to be exercised.

                                SECTION 8
                         OTHER STOCK BASED AWARDS

        The Committee shall have complete discretion in determining the number of shares of Stock subject to Other Stock Based Awards, the consideration for such Awards and the terms, conditions and limitations pertaining to same including, without limitation, restrictions based upon the achievement of specific business objectives, tenure, and other measurements of individual or business performance, and/or restrictions under applicable federal or state securities laws, and conditions under which such Awards will lapse.

        Payment of Other Stock Based Awards may be in the form of cash, shares, other Awards, or in such combinations thereof as the committee shall determine at the time of grant, and with such restrictions as it may impose. Payment may be made in a lump sum or in installments as prescribed by the Committee. The Committee may also require or permit Eligible Individuals to elect to defer the issuance of Stock or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest on the deferred amounts or the payment of crediting of dividends equivalent to deterred amounts denominated in Stock.

        The Committee may, at its sole discretion, direct the Company to issue Stock subject to such restrictive legends and/or stock transfer instructions as the Committee deems appropriate.

                                SECTION 9
                          TAX OFFSET PAYMENTS

        The Committee may provide for a Tax Offset Payment to be made by the Company to an Eligible Individual with respect to one or more Awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable Award, assuming that the Eligible Individual is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash. No Eligible Individual shall be granted a Tax Offset Payment for any fiscal year with respect to more than the number of shares of Stock covered by Awards granted to such Eligible Individual in such fiscal year. The terms and conditions of a Tax Offset Payment Award shall be set forth in an Award Agreement entered into between the Company and the Eligible Individual.

                                SECTION 10
                        OPERATION AND ADMINISTRATION

        10.1 General. The operation and administration of this Plan, including any Awards granted under this Plan, shall be subject to the provisions of Section 10.

        10.2 Effective Date. Subject to the approval of the shareholders of the Company, the Plan shall be effective as of July 24, 2000 (the "Effective Date") provided, however, that to the extent that Awards are granted under the Plan prior to its approval by the shareholders of the Company, the Awards shall be subject to the approval of the Plan by the shareholders of the Company. The term of the Plan shall be limited in duration to ten (10) years from the earlier of (a) the Effective Date or
(b) the date the Plan is approved by the Company's shareholders.

        10.3 Shares Subject to Plan. The shares of Stock for which Awards may be granted under this Plan shall be subject to the following:

            (a) Subject to the following provisions of this Section 10.3, the maximum aggregate number of shares of Stock that may be issued and sold under the Plan shall be the sum of (i) 1,000,000 shares of Stock, (ii) any shares of Stock available for future awards under the Company's 1994 Stock Option Plan and 1996 Director Stock Option Plan, in each case on the date such plan terminates on its own terms or by action of the Board and (iii) any shares of Stock covered by options granted under the Company's 1994 Stock Option Plan and 1996 Director Stock Option Plan which expire or are canceled without delivery of shares of Stock. The number of shares of Stock so reserved for issuance shall be subject to adjustment pursuant to Sections 10.3
                (b) and 10.3(d). The shares of Stock may be authorized, but unissued, or reacquired Stock.

            (b) On September 1st of each year, commencing with year 2001, the aggregate number of shares of Stock that may be awarded under the Plan shall automatically increase by the lesser of (i) 300,000 shares of Stock, (ii) 1% of the outstanding shares of Stock on such date, or (iii) a lesser amount determined by the Committee.

            (c) To the extent an Award terminates without having been
                exercised, or shares awarded are forfeited, such shares shall again be available issue under the Plan. Shares of Stock surrendered in payment of the Exercise Price and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the maximum aggregate number of shares authorized to be issued pursuant to this Plan, and shall again be available for issuance pursuant to the terms of the Plan.

            (d) In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, combination or reverse stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee or the Board in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan. The Board or Committee may make such other adjustments to participant Awards as it deems appropriate to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

            (e) No Eligible Individual shall be granted Awards with respect to more than 400,000 shares of Stock in any fiscal year and up to an additional 750,000 shares of Stock upon the initial hiring of such Eligible Individual (subject to adjustment as provided in Section 10.3(d)).

        10.4 Securities Laws Restrictions. Issuance of shares of Stock or other amounts under the Plan shall be subject to the following:

            (a) If at any time the Committee determines that the issuance of Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, the right to exercise any Stock Option or receive any Restricted Stock shall be suspended until the Committee determines that such issuance is lawful. The Company shall have no obligation to effect any registration of qualification of the Stock under federal or state laws.

            (b) Any person exercising a Stock Option or receiving
                Restricted Stock shall make such representations (including representations to the effect that such person will not dispose of the Stock so acquired in violation of federal and state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Stock in compliance with applicable federal and state securities laws. The Committee may refuse to permit the exercise of a Stock Option or issuance of Restricted Stock until such representations and information have been provided.

            (c) The Company may place an appropriate legend evidencing any transfer restrictions on all shares of Stock issued under the Plan and may issue stop transfer instructions in respect thereof.

            (d) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        10.5 Tax Withholding. Each Eligible Individual shall, no later than the date as of which the value of an Award first becomes includible in such person's gross income for applicable tax purposes, pay, pursuant to such arrangements as the Company may establish from time to time, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Eligible Individual.

        10.6 Payments. Awards may be settled in any of the methods described in Section 4.2(c). Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Eligible Individual to the extent that such benefits are attributable to the services rendered for that Related Company by the Eligible Individual. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

        10.7 Transferability. Except as otherwise provided by the Committee, Awards under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent and distribution. If the Committee makes an Award transferable, the Award Agreement shall set forth such additional terms and conditions regarding transferability as the Committee deems appropriate.

        10.8 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Eligible Individual or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        10.9 Agreement With Company. Any Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award shall be reflected in an Award Agreement. A copy of the Award Agreement shall be provided to the Eligible Individual, and the Committee may, but need not require, the Eligible Individual to sign the Award Agreement.

        10.10 Limitation of Implied Rights.

            (a) Neither an Eligible Individual nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. An Eligible Individual shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Company shall be sufficient to pay any benefits to any Eligible Individual.

            (b) This Plan does not constitute a contract of employment, and selection as a Eligible Individual will not give the Eligible Individual the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any future grants or to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon an Eligible Individual any rights of a shareholder of the Company prior to the date on which the Eligible Individual fulfills all conditions for receipt of such rights.

        10.11 Termination for Cause. If the employment of an Eligible Individual is terminated by the Company or a Related Company for "cause," then the Committee shall have the right to cancel any Options granted to the Eligible Individual under the Plan. The term "cause" shall mean (1) the Eligible Individual's violation of any provision of any non-competition agreement or confidentiality agreement with the Company;
(2) an illegal or negligent action by the Eligible Individual that materially and adversely affects the Company; (3) the Eligible Individual's failure or refusal to perform his/her duties (except when prevented by reason of illness or disability); or (4) conviction of the Eligible Individual of a felony involving moral turpitude.

        10.12 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                SECTION 11
                                COMMITTEE

        11.1 Administration. The Plan shall be administered by the Compensation Committee of the Board or such other committee of Directors as the Board shall designate, which shall consist of not less than two Non-Employee Directors. The members of the Committee shall be Non-Employee Directors and shall serve at the pleasure of the Board. To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code. To the extent that the Board determines it to be desirable to qualify Awards as exempt under Rule 16b-3, the Award transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Eligible Individuals. The Board may administer the Plan or exercise any or all of the administration duties of the Committee at any time when a Committee meeting the requirements of this Section has not been appointed, and the Board may exempt Awards pursuant to Rule 16b-3(d)(1) of the Exchange Act.

        11.2 Powers of Committee. The Committee shall have the following authority with respect to Awards under the Plan: to grant Awards; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

            (a) to determine whether and to what extent any Award or
                combination of Awards will be granted hereunder;

            (b) to select the Eligible Individuals to whom Awards will be granted;

            (c) to determine the number of shares of Stock to be covered by each Award granted hereunder subject to the limitations contained herein;

            (d) to determine the terms and conditions of any Award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives and such other factors as the Committee may establish, to determine the acceleration of any vesting restrictions under certain circumstances such as a change in control of the Company, and to determine whether the performance objectives and other terms and conditions of the Award are satisfied;

            (e) to determine the treatment of Awards upon the Eligible
                Individual's retirement, disability, death, termination for cause or other termination of employment or service;

            (f) to determine that amounts equal to the amount of any
                dividends declared with respect to the number of shares covered by an Award (i) will be paid to the Eligible Individual currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the Eligible Individual or that the Eligible Individual has no rights with respect to such dividends; and

            (g) to amend the terms of any Award, prospectively or
                retroactively; provided, however, that no amendment shall impair the rights of the Eligible Individual without his or her written consent.

        Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among Eligible Individuals who receive Awards under the Plan, whether or not such Eligible Individuals are similarly situated. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding any provisions in an Award Agreement stating the time at which the Award may first be exercised or the time during which the Award will vest.

        11.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

        11.4 Information to be Furnished to Committee. The Company and any Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Related Company as to an Eligible Individual's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Eligible Individuals and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

        11.5 Non-Liability of Board and Committee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

                                SECTION 12
                        AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Eligible Individual (or, if the Eligible Individual is not then living, the affected beneficiary), adversely affect the rights of any Eligible Individual or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments made pursuant to Subsection 10.3(d) shall not be subject to the foregoing limitations of this Section 12. An amendment shall be subject to approval by the Company's shareholders only to the extent required by applicable laws, regulations or rules of a stock exchange or similar entity.

                                SECTION 13
                            GENERAL PROVISIONS

        13.1 Award Agreements. No Eligible Individual will have rights under an Award granted to such Eligible Individual unless and until an Award Agreement has been duly executed on behalf of the Company and the Eligible Individual.

        13.2 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Related Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        13.3 Headings. The headings of the sections and subsections of this Plan are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof.

        13.4 Beneficiaries. An Eligible Individual may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan may be paid or transferred in case of death. Each designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed by the Eligible Individual in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits outstanding at the Eligible Individual's death shall be paid or transferred to his or her estate. There shall be no third party beneficiaries of or to this Plan. Any beneficiary of the Eligible Individual shall have only a claim to such benefits as may be determined to be payable hereunder, if any, and shall not, under any circumstances other than the right to claim such benefits, be deemed a third party beneficiary of or to this Plan.

        13.5 Repurchase Option. The terms of any repurchase option shall be specified in the Award Agreement.

        13.6 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any jurisdiction.

                                [End of Plan.]

                         MESABA HOLDINGS, INC.
                    ANNUAL MEETING OF SHAREHOLDERS
                        Monday August 21, 2000
                              10:00 a.m.

                      Marriott City Center Hotel
                        30 South Seventh Street
                         Minneapolis, Minesota





MESABA HOLDINGS, INC.
7501 26th Avenue South, Minneapolis, Minnesota, 55450                     PROXY
-------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on August 21, 2000.

The shares of common stock of Mesaba Holdings, Inc. you hold of record or in your account or in dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" each of the nominees for the director listed in Proposal 1 and "FOR" Proposals 2 and 3.

By signing this proxy, you revoke all prior proxies and appoint Paul F. Foley and John S. Fredericksen, and each of them, with full power of substituition, to vote your shares on the proposals shown on the reverse side and any other business which may come before the Annual Meeting and all adjournments.



See reverse for voting instructions.

Please detach here
-------------------------------------------------------------------------------


The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3

1.  Election of Directors  01  Richard H. Anderson   04  Robert C. Pohlad
                           02  Paul F. Foley         05  Douglas M. Steenland
                           03  Pierson M. Grieve
                                     [ ] vote For         [ ] Vote WITHELD
                                         all nominees         from all nominees
                                         (except as marked)

(Instructions: To withhold authority to vote for any
indicated nominee, write the number(s)of the nominee(s)  ---------------------
in the box provided to the right                        |                     |
                                                         ---------------------

2.  Approval for the Company's 2000 Stock Incentive Plan

                                           [ ] For     [ ] Against  [ ] Abstain

3. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 2001.

                                           [ ] For     [ ] Against  [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                        ---

Address Change? Mark Box [ ]
Indicate changes below:                           Date ________________________



                                               -------------------------------
                                              |                               |
                                               -------------------------------

                                               Sign in box


Please sign exactly as your name appears on this card. When shares are held by joint tennants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title and authority. If a corporation, please give full corporate name and title of authorized officer signing this card. If a partnership, please give partnership name and title of authorized person signing this card.